UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 17, 2026

Better Home & Finance Holding Company
(Exact name of registrant as specified in its charter)

Delaware	001-40143	93-3029990
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 World Trade Center
285 Fulton St., 80th Floor Suite A
New York,	NY	10007
(Address of principal executive offices) (Zip Code)
(415) 523-8837
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BETR	The Nasdaq Stock Market LLC
Warrants exercisable for one share of Class A common stock at an exercise price of $575	BETRW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On February 17, 2026, Better Home & Finance Holding Company (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with Framework Ventures IV L.P. (“Purchaser”). Pursuant to the SPA, the Company issued and sold a warrant (the “Warrant”) to purchase up to an aggregate of 211,312 shares (the “Warrant Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), upon the terms and subject to the limitations on exercise and conditions set forth in the Warrant. The purchase price of the Warrant was $0.01 (the “Purchase Price”). The Warrant is exercisable upon the occurrence of two separate exercisable events. The first exercisable event (“Exercisable Event A”) shall occur when Purchaser’s (together with its Attribution Parties (as defined in the Warrant)) beneficial ownership exceeds 4.99% of the then-outstanding Common Stock. Upon Exercisable Event A, the Warrant becomes exercisable for up to 105,656 Warrant Shares (the “First Exercisable Portion”) at an exercise price of $27.00 per share. The second exercisable event (“Exercisable Event B”) shall occur when, (i) Purchaser has purchased the entire First Exercisable Portion, and (ii) Purchaser’s (together with its Attribution Parties) beneficial ownership exceeds 8.98% of the then-outstanding Common Stock. Upon Exercisable Event B, the Warrant becomes exercisable for up to the remaining 105,656 Warrant Shares at an exercise price of the greater of (x) $27.00 and (y) 90% of the 30-day volume-weighted average trading price per share of the Common Stock on the date of Exercisable Event B. Solely for the purpose of determining the exercisable events under the Warrant, the calculation of Purchaser’s (together with its Attribution Parties) beneficial ownership shall exclude the unexercised portion of the Warrant then held by Purchaser. The Warrant expires on February 17, 2027.

The Warrant was issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof. The Warrant issued, and the Warrant Shares issuable upon exercise thereof, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

In connection with the SPA, the Company also entered into a Registration Rights Agreement, dated February 17, 2026 (the “Registration Rights Agreement”), with Purchaser, pursuant to which the Company agreed to register for resale under the Securities Act, certain securities acquired by the Purchasers, including the Warrant Shares. Under the terms of the Registration Rights Agreement, the Company agreed to (i) prepare and file one or more registration statements with the SEC covering the resale of the Warrant Shares no later than 60 calendar days following the date of completion of the conditions precedent set forth in the SPA (the “Closing Date”), which includes, among other things, delivery by the Company to Purchaser of wire instructions and a copy of instructions to the Company’s transfer agent creating a share reserve for the Warrant Shares, and delivery by Purchaser to the Company of the Purchase Price, and (ii) have the initial registration statement declared effective no later than the 90th calendar after the Closing Date, subject to applicable terms described in the Registration Rights Agreement.

The foregoing summary of the terms of the Warrant, SPA and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Warrant, the SPA and the Registration Rights Agreement, copies which are filed herewith as Exhibits 4.1, 10.1, and 10.2, respectively, and are incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits:
The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit	Description
4.1	Warrant, dated February 17, 2026, between Better Home & Finance Holding Company and Framework Ventures IV L.P.
10.1	Securities Purchase Agreement, dated February 17, 2026, between Better Home & Finance Holding Company and Framework Ventures IV L.P.
10.2	Registration Rights Agreement, dated February 17, 2026, between Better Home & Finance Holding Company and Framework Ventures IV L.P.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BETTER HOME & FINANCE HOLDING COMPANY

Date: February 23, 2026	By:	/s/ Loveen Advani
	Name:	Loveen Advani
	Title:	Chief Financial Officer